UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934

Check the appropriate box:
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LANTIS LASER INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LANTIS LASER INC.

41 Howe Lane

Freehold, NJ 07728

(732) 252-5146

  Notice of Action by Written Consent of Shareholders to be Effective March __, 2012

Dear Stockholder:

Lantis Laser Inc., a Nevada corporation. (the "Company"), hereby notifies our stockholders of record on February 24, 2012 that stockholders holding approximately 68% of the voting power have approved, by written consent in lieu of a special meeting on February 21, 2012 the following proposals:

Proposal 1: To amend our Articles of Incorporation to change the name of the Company to Raptor Resources Holdings Inc.

This Information Statement is first being mailed to our stockholders of record as of the close of business on February 24, 2012. The action contemplated herein will not be effective until March__, 2012, a date which is at least 20 days after the date on which this Information Statement is first mailed to our stockholders of record.  You are urged to read the Information Statement in its entirety for a description of the action taken by the majority stockholders of the Company.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

The corporate action is taken by consent of the holders of a majority of the shares outstanding, and pursuant to Nevada law and the Company’s bylaws permit holders of a majority of the voting power to take a stockholder action by written consent.. Proxies are not being solicited because stockholders holding approximately 68% of the issued and outstanding voting capital stock of the Company hold more than enough shares to effect the proposed action and have voted in favor of the proposals contained herein.

Exhibit A Amendment to Lantis Laser Inc. Articles of Incorporation

/s/ Al Pietrangelo
President and Chief Executive Officer

41 Howe Lane
Freehold, N.J. 07728
February 29, 2012

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LANTIS LASER INC.

41 Howe Lane

Freehold, NJ 07728

  INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

General Information

This Information Statement is being furnished to the stockholders of Lantis Laser Inc., a Nevada corporation (the “Company”), in connection with the adoption of an Amendment to our Articles of Incorporation by written consent of our Board of Directors and the holders of a majority of our issued and outstanding voting securities in lieu of a special meeting. On February 20, 2012 our Board of Directors approved and, on February 21, 2012 the holders of a majority of our voting capital stock approved an amendment to our Articles of Incorporation (the “Amendment”) to provide for the increase of the total number of authorized, issued and outstanding shares of the Company’s common stock, par value $.001 per share (“Common Stock”). We will, when permissible following the expiration of the 20 day period mandated by Rule 14C of the Exchange Act and the provisions of the Nevada Revised Statutes, file the Amendment with the Nevada Secretary of State’s Office. The Amendment will become effective upon such filing and we anticipate that such filing will occur approximately 20 days after this Information Statement is first mailed to our stockholders.

Voting Securities

As of the date of this Information Statement, our voting securities consist of our common stock, par value $0.001 per share, of which 380,580,933 shares are outstanding, and Series A preferred stock, par value $.001 per share, of which 1,000,000 shares are outstanding, each share of which has 300 votes and votes on an as-converted basis with the holders of common stock. Approval of the Amendment  requires the affirmative consent of a majority of the shares of our Common Stock issued and outstanding at February 24, 2012 (the “Record Date”).  The quorum necessary to conduct business of the stockholders consists of a majority of the Common Stock issued and outstanding as of the Record Date.

Stockholders who beneficially own an aggregate of 465,000,000 shares of our voting stock, which includes the holders of our Common Stock and the holders of the Series A preferred stock, or approximately 68% of the total 680,580,933 issued and outstanding voting shares of the Company, including the shares of Series A preferred stock that vote with the common stockholders on an as converted basis, are the “Consenting Stockholders.”   The Consenting Stockholders have  the power to vote the majority of our voting shares of Common Stock on the date of this information statement.  The Consenting Stockholders have consented to the proposed action set forth herein and had and have the power to pass the proposed corporate action without the concurrence of any of our other stockholders.

The approval of this action by written consent is made possible by Section 78.320 of the Nevada Revised Statutes, which provides that the written consent of the holders of outstanding shares of voting stock, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. In order to eliminate the costs involved in holding a special meeting, our Board of Directors elected to utilize the written consent of the holders of more than a majority of our voting securities.

This Information Statement will be mailed on or about March __, 2012 to stockholders of record as of the Record Date, and is being delivered to inform you of the corporate action described herein before such action takes effect in accordance with Rule 14c-2 of the Securities Exchange Act of 1934.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them, and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

Dissenters' Right of Appraisal

The Nevada Revised Statutes does not provide for dissenter's rights of appraisal in connection with the proposed actions nor have we provided for appraisal rights in our Articles of Incorporation or Bylaws.

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PROPOSAL 1 - AMENDMENT OF OUR ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY TO RAPTOR RESOURCES HOLDINGS INC.

The Company will change its name in its amended Articles of Incorporation from "Lantis Laser Inc." to "Raptor Resources Holdings Inc." since the Company is now engaged in the exploration and mining of gold and other industrial minerals and will not conduct the historical business of the Company involving the commercialization of dental technology. Following our execution of the April 22, 2011, Agreement and Plan of Merger by which we acquired TAG Minerals Inc. ("TAG") and the consummation of that merger on May 23, 2011, we issued to the shareholders of TAG 165,000,000 shares of our common stock which represented 50% of our total issued and outstanding shares at the time of the merger in exchange for 100% of their shares in TAG. As a result of the merger TAG became a wholly-owned subsidiary of the Company.

TAG is a corporation formed under the laws of the State of Wyoming and engaged in the business of mineral resource acquisition, exploration and development, with operations conducted through its operating affiliated company, TAG Minerals Zimbabwe (Private) Limited (“TAG-Z”). TAG-Z's business is managed by its directors and officers who have mineral extraction and commercial experience. TAG is augmented by independent financial, geological, and mining professionals who advise the company on its mining and exploration projects throughout Zimbabwe, Africa.

We are now conducting our gold mining business through TAG and the dental technology business through our other wholly-owned subsidiary, Lantis Laser, Inc. Concurrent with the merger agreement with TAG, our former Chief Executive Officer and Chairman of the Board, Stanley B. Baron, and Executive Vice President Clinical Affairs and a former Director of our Company, Craig Gimbel, resigned on May 6, 2011. We retained these two former executives to continue to head up our dental technology subsidiary. The Board of the Company has concluded that the name of Raptor Resources Holdings Inc. more clearly reflects its new focus and future prospects and will help build a brand identity. Accordingly, the Board has concluded that is in the best interests of the Company and its shareholders to amend its charter to change its name to "Raptor Resources Holdings Inc."

VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

Our voting securities consist of our Common Stock, par value $0.001 per share, of which 380,580,933 shares are outstanding, and Series A preferred stock, par value $.001 per share, of which 1,000,000 shares are outstanding, each share of which has 300 votes and votes on an as-converted basis with the holders of common stock. The following tables contain information regarding record ownership of our Common Stock as of February 17, 2012 held by:

•	persons who own beneficially more than 5% of our outstanding voting securities;

•	our directors;

•	our executive officers; and

•	all of our directors and executive officers as a group.

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Stockholders, Management and Directors	Shares Beneficially Owned	Percentage of Outstanding Shares Owned

Al Pietrangelo, Chairman, President and CEO	355,000,000	52%

Greig Oppenheimer, Director	55,000,000	8%

Tapiwa Gurupira, Director	55,000,000	8%

All directors and executive officers as a group (3 persons)	465,000,000	68%

(1) Mr. Al Pietrangelo owns 1,000,000 shares of Series A preferred stock, each share of which allows the holder to have 300 votes and to vote on an as-converted basis with holders of the Company's common stock.

DELIVERY OF DOCUMENTS TO .SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of its security holders. The Company undertakes to deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the documents was delivered and provide instructions as to how a security holder can notify the Company that the security holder wishes to receive a separate copy of the Information Statement.

Security holders sharing an address and receiving a single copy may request to receive a separate Information Statement at Lantis Laser Inc., 41 Howe Lane, Freehold, NJ 07728. Security holders sharing an address can request delivery of a single copy of information statements if they are receiving multiple copies may also request to receive a separate information statement at Lantis Laser Inc., 41 Howe Lane, Freehold, NJ 07728, telephone: (732) 252-5146.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our directors and executive officers, and persons who own more than ten percent (10%) of our outstanding Common Stock, file with the Securities and Exchange Commission (the “SEC”) initial reports of ownership and reports of changes in ownership of Common Stock. Such persons are required by the SEC to furnish us with copies of all such reports they file.  Specific due dates for such reports have been established by the SEC and we are required to disclose any failure to file reports by such dates.  We believe that during the fiscal year ended December 31, 2011, all reports required to be filed pursuant to Section 16(a) were filed on a timely basis.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

We are required to file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference rooms at 100 F Street, N.E, Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the public reference rooms. Copies of our SEC filings are also available to the public from the SEC’s web site at www.sec.gov.

 We will provide, upon request and without charge, to each shareholder receiving this Information Statement a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, including the financial statements and financial statement schedule information included therein, as filed with the SEC. You are encouraged to review the Annual Report together with any subsequent information we filed or will file with the SEC and other publicly available information. A copy of any public filing is also available, at no charge, by contacting Lantis Laser Inc., 41 Howe Lane, Freehold, NJ 07728, telephone: (732) 252-5146.

Date: February 29, 2012	Lantis Laser Inc.

By Order of the Board of Directors
	By:	/s/ Al Pietrangelo
Al Pietrangelo
President and Chief Executive Officer

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Exhibit A

LANTIS LASER AMENDMENT TO ARTICLES OF INCORPORATION

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

090201

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Lantis Laser Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article 1 of the Articles of Incorporation have been amended to change the name of the corporation from Lantis Laser Inc. to Raptor Resources Holdings Inc.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 68%; 465 million/680,580,933

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X /s/ Al Pietrangelo

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-After
Revised: 8-31-11